UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015

Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 W. Wall, Suite 1800	79701
Midland, Texas	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On July 31, 2015, Legacy Reserves Operating LP (the “Operating Partnership”) closed its previously announced transaction with WGR Operating LP (“WGR”) relating to the acquisition of 100% of the issued and outstanding limited liability company membership interests in Dew Gathering LLC, a Texas limited liability company, which owns directly and indirectly natural gas gathering and processing assets in Anderson, Freestone, Houston, Leon, Limestone and Robertson Counties, Texas, for a purchase price of $154 million, subject to customary adjustments (the “WGR Acquisition”).  In addition, on July 31, 2015, the Operating Partnership closed its previously announced transaction with Anadarko E&P Onshore LLC (“Anadarko”) relating to the acquisition of various oil and gas properties and associated exploration and production assets from Anadarko for a purchase price of $286 million, subject to customary adjustments (together with the WGR Acquisition, the “Acquisitions”).

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

The financial statements that may be required in connection with the Acquisitions are not included in this Current Report on Form 8-K. Legacy Reserves LP (the “Partnership”) will file the required financial statements within 71 calendar days after the date this Current Report on Form 8-K was required to be filed with the Securities and Exchange Commission.

(b)  Pro forma financial information.

The financial statements that may be required in connection with the Acquisitions are not included in this Current Report on Form 8-K. The Partnership will file the required financial statements within 71 calendar days after the date this Current Report on Form 8-K was required to be filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEGACY RESERVES LP

	By:	Legacy Reserves GP, LLC,
its general partner

Date: August 6, 2015	/s/ James Daniel Westcott
James Daniel Westcott
Executive Vice President and Chief Financial Officer